Exhibit 99.2

WESTMOUNTAIN ALTERNATIVE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet has been derived from the audited balance sheet of WestMountain Alternative Energy, Inc. (the "Company" or "we") at December 31, 2017 as reflected in the Company's Form 10-K for the period ended December 31, 2017 as filed with the Securities and Exchange Commission, and adjusts such information to give the effect of 1) the acquisition of C-Bond Systems, LLC and Subsidiaries ("C-Bond"), as if it would have existed on December 31, 2017. The unaudited combined pro forma balance sheet gives effect to the share exchange agreement between the Company and the unit holders of C-Bond which became effective on April 25, 2018.

The following unaudited pro forma combined statement of operations for the year ended December 31, 2017 has been derived from the statement of operations of the Company as reflected in the Company's Form 10-K as filed with the Securities and Exchange Commission, and C-Bond's statement of operations for the year ended December 31, 2017 has been derived from the statement of operations of C-Bond as reflected in the December 31, 2017 financial statements included elsewhere in this report.

C-Bond Systems, LLC (the "Company") is a limited liability company incorporated in Texas on August 7, 2013 and is a nanotechnology company and sole owner, developer and manufacturer of the patented C-Bond technology. The Company is engaged in the implementation of proprietary and nanotechnology applications and processes to enhance properties of strength, functionality and sustainability within brittle material systems. The Company presently has a focus in the multi-billion dollar glass and window film industry with target markets in the United States and internationally.

The unaudited pro forma combined balance sheet and unaudited combined statements of operations are presented for informational purposes only and do not purport to be indicative of the combined financial condition that would have resulted if the acquisition would have existed on December 31, 2017.

Exhibit 99.2 -- Page 1

WESTMOUNTAIN ALTERNATIVE ENERGY, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
December 31, 2017

		C-Bond Systems, LLC and Subsidiaries
	WestMountain
	Alternative Energy, Inc.
	December 31,	December 31,		Pro Forma Adjustments			Pro Forma
	2017	2017		Dr		Cr.	Balances
ASSETS							(Unaudited)

CURRENT ASSETS:
Cash	$83,903	$46,448	(3)	$1,240,000		$-	$1,370,351
Certificate of deposit	155,979	-		-		-	155,979
Accounts receivable, net	-	35,225		-		-	35,225
Accounts receivable - related party	1,000	-		-		-	1,000
Inventory	-	10,493		-		-	10,493
Prepaid expenses and other current assets	3,573	771		-		-	4,344

Total Current Assets	244,455	92,937		1,240,000		-	1,577,392

LONG-TERM ASSETS:
Property and equipment, net	-	91,123		-		-	91,123
Security deposit	-	8,977		-		-	8,977

Total Long-term Assets	-	100,100		-		-	100,100

Total Assets	$244,455	$193,037		$1,240,000		$-	$1,677,492

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$-	$164,906		$-		$-	$164,906
Accrued expenses	18,500	104,402		-		-	122,902
Accrued compensation	-	511,855		-		-	511,855
Due to related party	800	-		-		-	800

Total Current Liabilities	19,300	781,163		-		-	800,463

LONG-TERM LIABILITIES:
Convertible notes payable, net	-	92,917		-		-	92,917

Total Long-term Liabilities	-	92,917		-		-	92,917

Total Liabilities	19,300	874,080		-		-	893,380

STOCKHOLDERS' DEFICIT:
Preferred stock, $0.10 par value; 1,000,000 shares authorized
none issued and outstanding	-	-		-		-	-
Common stock: $0.001 par value, 100,000,000 shares authorized; 9,106,250 shares and
72,612,037 proforma shares issued and outstanding at December 31, 2017	9,106	-		-	(1)(3)	66,606	75,712
Paid-in capital	366,659	-	(1)	214,116	(2)(3)	23,410,413	23,562,956
Members' equity	-	22,173,513	(2)	22,173,513		-	-
Accumulated deficit	(150,610)	(22,854,556)		-	(2)	150,610	(22,854,556)

Total Stockholders' Deficit	225,155	(681,043)		22,387,629		23,627,629	784,112

Total Liabilities and Stockholders' Deficit	$244,455	$193,037		$22,387,629		$23,627,629	$1,677,492

See accompanying notes to unaudited pro forma combined financial statements.

Exhibit 99.2 -- Page 2

WESTMOUNTAIN ALTERNATIVE ENERGY, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	WestMountain	C-Bond Systems, LLC and Subsidiaries
	Alternative Energy, Inc.
	For the Year	For the Year
	Ended December 31,	Ended December 31,	Pro Forma Adjustments		Pro Forma
	2017	2017	Dr	Cr.	Balances
					(Unaudited)

SALES	$-	$405,417	$-	$-	$405,417

COST OF SALES (excluding depreciation expense)	-	70,048	-	-	70,048

GROSS PROFIT	-	335,369	-	-	335,369

OPERATING EXPENSES
Compensation and related benefits (including stock-based compensation
of $6,772,752 and $4,365,964 at December 31, 2017 and 2016, respectively)	-	7,852,965	-	-	7,852,965
Research and development	-	214,112	-	-	214,112
Professional fees	-	131,022	-	-	131,022
General and administrative expenses	57,143	428,953	-	-	486,096

Total Operating Expenses	57,143	8,627,052	-	-	8,684,195

LOSS FROM OPERATIONS	(57,143)	(8,291,683)	-	-	(8,348,826)

OTHER EXPENSE:
Interest income	125	-	-	-	125
Interest expenses	-	(8,009)	-	-	(8,009)

Total Other Expense	125	(8,009)	-	-	(7,884)

LOSS BEFORE PROVISION FOR INCOME TAXES	(57,018)	(8,299,692)	-	-	(8,356,710)

INCOME TAXES	-	-	-	-	-

NET LOSS	$(57,018)	$(8,299,692)	$-	$-	$(8,356,710)

NET LOSS PER COMMON SHARE:
Net loss per common share - basic and diluted	$(0.01)				$(0.08)

Weighted average shares outstanding:
Basic and diluted	9,106,250				72,612,037

See accompanying notes to unaudited pro forma combined financial statements.

Exhibit 99.2 -- Page 3

WESTMOUNTAIN ALTERNATIVE ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1: Description of Transaction

On April 25, 2018, the Company and its newly formed wholly-owned subsidiary, WETM Acquisition Corp. ("Acquisition Sub") entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement with C-Bond. Pursuant to the terms of the Merger Agreement, on April 25, 2018, or the Closing Date, the Acquisition Sub merged with and into C-Bond, and C-Bond was the surviving corporation. Accordingly, the C-Bond became a wholly-owned subsidiary of the Company.

Pursuant to the Merger, the Company acquired the business of C-Bond. At the time a certificate of merger reflecting the Merger was filed with the Secretary of State of Texas, or the Effective Time, all of the outstanding common units of the C-Bond ("Common Units") that were issued and outstanding immediately prior to the closing of the Merger were converted into an aggregate of 63,505,785 shares of the Company's common stock representing approximately 87% of post-merger common stock outstanding. As a result, each common unit of C-Bond was converted into approximately 3.233733 shares of the Company's common stock (the "Conversion Ratio").

Note 2: Basis of Presentation

The Merger was treated as a reverse merger and recapitalization of C-Bond for financial reporting purposes. C-Bond is considered the acquirer for accounting purposes, and the Company's historical financial statements before the Merger will be replaced with the historical financial statements of C-Bond before the Merger in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The merger became effective on April 25, 2018 and has been accounted for as a reverse-merger and recapitalization since the unit holders of C-Bond obtained voting and management control of the Company. C-Bond is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations prior to the Exchange are those of C-Bond and shall be recorded at the historical cost basis of C-Bond, and the consolidated financial statements after completion of the Exchange shall include the assets and liabilities of both C-Bond and the Company and the Company's consolidated operations from the closing date of the merger. All share and per share information shall be retroactively restated to reflect the recapitalization.

We have derived the Company's historical financial data at December 31, 2017 from its financial statements contained on Form 10-K for the period ended December 31, 2017 as filed with the Securities and Exchange Commission.

We have derived C-Bond's historical financial statements as of December 31, 2017 and the year ended December 31, 2017 from C-Bond's audited financial statements.

Exhibit 99.2 -- Page 4

WESTMOUNTAIN ALTERNATIVE ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 3: Pro Forma Adjustments

The unaudited combined pro forma balance sheet at December 31, 2017 gives effect to 1) the reclassification of the Company's accumulated deficit to paid-in capital as if the merger occurred on December 31, 2017, 2) to reflect issuance of 63,505,785 common shares pursuant to the merger agreement, to reclassify C-Bond's members equity to paid-in capital,  and 3) to reflect issuance of 3,100,000 shares of Common Stock at a price of $0.40 per share for aggregate gross consideration of approximately $1,240,000, and includes the following pro forma adjustments.

	Debit	Credit
At December 31, 2017

1) To reflect issuance of 63,505,785 common shares pursuant to the merger agreement
Paid-in capital	$63,506
Common stock		$63,506

2) to record reclassification of the Company's accumulated deficit and C-Bond's members equity
Paid-in capital	150,610
Accumulated deficit		150,610
Members' equity	22,173,513
Paid-in capital		22,173,513

3) To record issuance of 3,100,000 shares at $0.40 per share for private placement at closing
Cash	1,240,000
Common stock		3,10
Paid-in Capital		1,236,900

The information presented in the unaudited pro forma combined financial statements does not purport to represent what our financial position or results of operations would have been had the Merger and all related transactions occurred as of the dates indicated, nor is it indicative of our future combined financial position or combined results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Merger Agreement and all related transactions.

These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical consolidated financial statements and related notes of us and C-Bond.

Exhibit 99.2 -- Page 5